UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2006

Federal Services Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51047	11-3747850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Third Avenue, 33rd Floor New York, New York		10022-4775
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (646) 403-9765

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Stock Purchase Agreement

On April 19, 2006, Federal Services Acquisition Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Advanced Technology Systems, Inc. (“ATS”), the holders of all of the outstanding shares of ATS, and Claude Rumsey, as shareholders’ representative, pursuant to which the Company will acquire (the “Acquisition”) all of the issued and outstanding shares of ATS and, indirectly through ATS, all of the outstanding shares of ATS’s wholly owned subsidiaries.

ATS provides systems integration and application development, IT infrastructure management and strategic IT consulting services to U.S. federal government agencies. As part of its complete systems life-cycle approach, ATS offers its clients an integrated full-service IT infrastructure outsourcing solution that allows an agency to focus on its core mission while reducing costs and maintaining system uptime.

The Company’s Vice Chairman, Dr. Edward H. Bersoff, will become Chairman and Chief Executive Officer of the Company and ATS upon consummation of the Acquisition. ATS’s Chief Operating Officer, Leon Perry, will continue as Chief Operating Officer of ATS after the transaction closes. The Company plans to identify additional senior officers and directors prior to the closing of the Acquisition.

The Acquisition is expected to be consummated during the summer of 2006, after the required approval by the Company’s stockholders and the fulfillment of certain other conditions, as discussed in greater detail herein.

The following description summarizes the material provisions of the Stock Purchase Agreement. Stockholders should read carefully the Stock Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K. The Stock Purchase Agreement contains representations and warranties which the Company, on the one hand, and ATS and its shareholders, on the other hand, have made to one another and are for the benefit of such parties only, and may not be relied upon by any other person. The assertions embodied in the representations and warranties contained in the Stock Purchase Agreement are qualified by information in disclosure schedules to the Stock Purchase Agreement. Although the Company does not believe the disclosure schedules contain information the securities laws require the Company to publicly disclose, the disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Stock Purchase Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since the representations and warranties are subject in important part to the underlying disclosure schedules. The disclosure schedules contain nonpublic information. Information concerning the subject matter of the representations and warranties may change following the date of the Stock Purchase Agreement, and subsequent information may or may not be fully reflected in the Company’s public disclosures.

Purchase Price - Payment

The purchase price for all the issued and outstanding shares of ATS and the termination of all options to purchase shares of ATS is up to $124,000,000, payable as follows:

•                  $84,000,000 in cash at closing;

•                  $1,000,000 in the Company’s common stock at closing; and

•                  up to $39,000,000, payable in three contingent cash payments if certain adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, adjusted as provided in the Stock Purchase Agreement) targets are met for the twelve-month periods ending on October 31, 2006, April 30, 2007 and April 30, 2008.

The cash consideration is subject to a working capital purchase price adjustment.

The number of shares of common stock that a shareholder of ATS will receive is equal to the amount of the cash consideration such shareholder has elected to receive in shares of the Company’s common stock divided by the average closing price of the Company’s common stock in the ten consecutive trading day period ending on and including the day that is three trading days prior to the public announcement of the Acquisition.

Escrow Amounts

At the closing of the Acquisition, $5,500,000 of the cash consideration will be transferred to an escrow agent to secure any post-closing adjustment in the purchase price in the Company’s favor and to secure the indemnification obligations of the shareholders of ATS for breaches of their representations, warranties and covenants contained in the Stock Purchase Agreement. Additional funds will be placed in escrow to secure the payment of certain expenses and certain taxes due in respect of periods prior to the closing date but not payable until after the closing of the Acquisition.

Closing of the Acquisition

The closing of the Acquisition will take place on the third business day following the satisfaction of certain customary closing conditions, unless the Company agrees to another date.

Representations and Warranties

The Stock Purchase Agreement contains customary representations and warranties that ATS, Delmar Lewis and Claude Rumsey (Messrs. Lewis and Rumsey may be referred to as “ATS’s Founders”) and, as to certain representations and warranties, ATS’s shareholders made to the Company and which the Company made to the shareholders of ATS.

Several of the representations and warranties of ATS, ATS’s Founders and ATS’s shareholders are qualified by materiality or material adverse effect.

Interim Operations Relating to ATS

Under the Stock Purchase Agreement, ATS’s Founders have agreed to cause ATS and its subsidiaries, prior to completion of the Acquisition, to conduct its business in the ordinary course and to use reasonable efforts to preserve current relationships with customers, employees and suppliers.

No Solicitation

ATS and ATS’s Founders have agreed, from the date of the Stock Purchase Agreement and until the termination of the Stock Purchase Agreement, not to, directly or indirectly through any officer, director, employee, representative or agent, solicit, initiate, entertain or encourage any proposal or offer from, or engage in any negotiations with any person other than the Company, or agree to, approve or recommend, any proposal for a business combination other than with the Company.

Indemnification

ATS’s Founders and, for certain representations and warranties, ATS’s shareholders, have agreed to hold the Company and its representatives, successors and permitted assigns harmless for any damages, whether as a result of any third party or otherwise, and which arise from or in connection with any breach by ATS, ATS’s Founders and/or ATS’s shareholders of any representations, warranties, covenants or obligations under the Stock Purchase Agreement and certain tax liabilities. The Company has agreed to hold harmless ATS’s shareholders for any breach of the Company’s representations, warranties or covenants under the Stock Purchase Agreement, certain tax liabilities and post-closing liabilities of ATS and its subsidiaries (except for liabilities for which  ATS’s Founders and/or ATS’s shareholders are indemnifying the Company). Subject to certain exceptions, claims made against ATS’s Founders and/or ATS’s shareholders may be asserted only once the aggregate amount of all claims exceeds $375,000. Indemnification claims based upon facts and circumstances disclosed in supplements to the disclosure schedules delivered after the execution of the

Stock Purchase Agreement, but prior to closing, will give rise to indemnification rights only to the extent (a) such facts and circumstances do not affect the contingent cash payments based on post-closing operating results or the working capital adjustment, referred to above, and (b) such claims exceed $300,000 in the aggregate. Additionally, subject to certain exceptions, the aggregate indemnification liability of ATS’s Founders and/or ATS’s shareholders shall not exceed $11,500,000. The representations and warranties of the parties under the Stock Purchase Agreement will survive the closing until April 30, 2008; however, certain representations and warranties will survive for longer periods.

Indemnification claims may be made against the Company only once the aggregate amount of claims exceed $100,000.

Conditions to the Completion of the Acquisition

The obligations of the Company and the shareholders of ATS are subject to certain customary closing conditions, including the following:

•                  no order or injunction enjoining the Acquisition;

•                  no statute, rule, order or decree shall have been enacted or promulgated which would prohibit the Acquisition or limit the ownership of ATS;

•                  receipt of certain consents;

•                  entering into the escrow agreement;

•                  no litigation regarding the Acquisition shall be pending or threatened; and

•                  expiration or termination of all applicable waiting periods under the Hart-Scott Rodino Act.

Termination

The Stock Purchase Agreement may be terminated prior to the closing of the Acquisition, as follows:

•                  at any time, by mutual written agreement;

•                  at any time after September 30, 2006, by either ATS’s shareholders or the Company if the closing shall not have occurred for any reason other than a breach by the terminating party;

•                  by the Company, if there is a material breach of any representation, warranty or obligation by ATS’s shareholders under the Stock Purchase Agreement that renders the satisfaction of any condition to the Company’s obligations impossible and such breach is not waived by the Company;

•                  by ATS’s shareholders, if there is a material breach by the Company of any representation, warranty or obligation under the Stock Purchase Agreement, that renders the satisfaction of any condition to ATS’s obligations impossible and such breach is not waived by ATS’s shareholders; and

•                  by either the Company or ATS’s shareholders if a court of competent jurisdiction permanently restrains or prohibits the Acquisition.

Effect of Termination

In the event the purchase agreement is terminated:

•                  the Company is obligated to return all document and work papers obtained from ATS or its shareholders;

•                  all filings with any government agencies shall be withdrawn, to the extent practicable;

•                  certain confidentiality obligations will survive closings; and

•                  no party shall be relieved at any liability for willful breach of the Stock Purchase Agreement.

Item 7.01                                             Regulation FD Disclosure

The information contained in this Item 7.01 shall not be deemed to be incorporated by reference in any filings under the Securities Act of 1933, as amended.

Press Release

On April 20, 2006, Federal Services Acquisition Corporation issued a press release announcing it had entered into the Stock Purchase Agreement with Advanced Technology Systems, Inc., the holders of all of the outstanding shares of Advanced Technology Systems, Inc. and Claude Rumsey, as shareholders’ representative. A copy of the press release is attached hereto as Exhibit 99.1.

Additional Information

The Company plans to hold presentations for certain of its stockholders regarding the Acquisition. At such presentations, the slide show presentation attached to this Current Report on Form 8-K as Exhibit 99.2 will be distributed to participants. Stockholders of the Company, and other interested persons, are advised to read, when available, the Company’s preliminary proxy statement and definitive proxy statement (collectively, “Proxy Statements”) in connection with the Company’s solicitation of proxies for the special meeting of stockholders to be held in connection with the Acquisition because these Proxy Statements will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the Acquisition. The Proxy Statements, once available, can also be obtained without charge at the Securities and Exchange Commission’s internet site at (http://www.sec.gov). Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing requests to: Federal Services Acquisition Corporation, 900 Third Avenue, 33rd Floor, New York, New York, 10022-4775.

The Company and the directors and executive officers of the Company may be deemed to be participating in the solicitation of proxies in respect of the proposed Acquisition. Information about the Company and the Company’s officers and directors is available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 31, 2006. Other information regarding the participants in the proxy solicitation, including the officers and directors of the Company, and a description of their direct and indirect interests in the Acquisition, by security holdings or otherwise, will be contained in the Proxy Statements.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1                           Stock Purchase Agreement dated April 19, 2006, by and among Federal Services Acquisition Corporation, Advanced Technology Systems, Inc., the holders of all of the outstanding shares of Advanced Technology Systems, Inc. and Claude Rumsey, as shareholders’ representative

99.1                           Press Release dated April 20, 2006, announcing the execution of the Stock Purchase Agreement

99.2                           Slide Show Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Services Acquisition Corporation
(Registrant)

Date: April 20, 2006	/s/ Joel R. Jacks
Joel R. Jacks
Chairman of the Board and
Chief Executive Officer

Exhibit Index

Exhibit No.	Document

10.1

Stock Purchase Agreement dated April 19, 2006, by and between Federal Services Acquisition Corporation, Advanced Technology Systems, Inc., the holders of all of the outstanding shares of Advanced Technology Systems, Inc. and Claude Rumsey, as shareholders’ representative

99.1	Press Release dated April 20, 2006, announcing the execution of the Stock Purchase Agreement

99.2	Slide Show Presentation